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CUSIP NO. 593261100                      13D

                                     EXHIBIT 7(1)

                        AGREEMENT WITH RESPECT TO SCHEDULE 13D


         The undersigned hereby agree that any Statement on Schedule 13D to be filed with the Securities and Exchange Commission by any of the undersigned, including any amendment thereto, with respect to securities of Miami Computer Supply Corporation, a Ohio corporation, may be filed by any of H. Clark Gilson, Ruy J. Pereira or Larry Goodman on behalf of all of the undersigned.

         IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed in counterparts by their duty authorized signatories as of the 26th day of November, 1997.


              H. CLARK GILSON AS TRUSTEE OF THE GILSON TRUST
              DATED NOVEMBER 5, 1993


              /s/ H. Clark Gilson
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              RUY PEREIRA AS TRUSTEE OF THE PEREIRA TRUST
              DATED NOVEMBER 12, 1992


              /s/ Ruy J. Pereira
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              LARRY R. GOODMAN, AS TRUSTEE OF THE GOODMAN TRUST
              DATED FEBRUARY 7, 1994


              /s/ Larry R. Goodman
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